Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report, dated February 25, 2016 in the Registration Statement on Form F-1 (No. 333-209454) and related Prospectus of BioLight Life Sciences Ltd. dated February 25, 2016.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
A Member of EY Global

Tel Aviv, Israel

February 25, 2016